UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 22, 2023, SPWR RIC Borrower 2022-1, a wholly owned indirect subsidiary (the “Subsidiary”) of SunPower Corporation (the “Company”), entered into the Fourth Amendment and Temporary Waiver to the Loan and Security Agreement (the “Amendment”) which waives certain enumerated events of default under and amends that certain Loan and Security Agreement, dated June 30, 2022, by and among the Subsidiary, the lenders party thereto from time to time, Atlas Securitized Products Holdings, L.P., as administrative agent and Computershare Trust Company, National Association, as paying agent (as amended, the “Atlas Credit Agreement”). As previously disclosed, the Company became aware of a breach of the covenant requiring delivery of the Company’s quarterly financials for the third quarter of 2023 (the “Q3 Financials”) within 45 days following quarter end (the “Quarterly Financials Covenant”), subject to a 10 business day cure period. Due to the delay in delivery of the Q3 Financials within the period, there was an event of default under the Atlas Credit Agreement, which could be read to result in the immediate acceleration of debt thereunder (the “Quarterly Financials Default”), which would be equal to approximately $65.3 million.

The Amendment provides for, among other things, (i) a temporary waiver until January 19, 2024 of (x) the Quarterly Financials Default and (y) any defaults or events of default arising from the restatement of the consolidated financial statements of the Company for the fiscal year ending January 1, 2023 and (ii) the inclusion of a cross-default in respect of the expiration of certain previously-disclosed waivers obtained by the Company with respect to its senior secured credit facility with Bank of America or any other defaults under such facility if the effect of such default is to cause or permit such indebtedness to be accelerated.

Item 8.01	Other Events.
The Company previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 27, 2023 that the Company had received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) on November 22, 2023 indicating that, as a result of not having timely filed the Company’s Form 10-Q for the fiscal quarter ended October 1, 2023 (the “Form 10-Q”) with the SEC, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

On December 19, 2023, the Company received written notice from Nasdaq stating that the Company had regained compliance with the Listing Rule based on the Company’s December 18, 2023 filing of the Form 10-Q, and that the aforementioned matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

December 22, 2023	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer